Exhibit 10.11

SECOND AMENDMENT TO COMMERCIAL LEASE

This SECOND AMENDMENT TO COMMERCIAL LEASE (the “Second Amendment”) is effective as of the 23rd day of December, 2014 by and between BARTMANNS, PERALES & DOLTER, LLC (“Lessor” or “BP&D”) and RUBICON TECHNOLOGY, INC. (“Lessee” or “Rubicon”).

PRELIMINARY STATEMENTS

A.	Rubicon is the lessee of certain premises described as 9901-9923 Franklin Avenue, Franklin Park, Illinois (the “Premises”) pursuant to a certain Commercial Lease dated December 23, 2004 (the “Lease”) for a term of ten years commencing with the Commencement Date (as defined in the Lease) as amended by that certain Amendment to Commercial Lease dated May 6, 2005 (“First Amendment”).

B.	BP&D and Rubicon desire to amend the Lease as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual obligations and benefits to be derived by the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Preliminary Statements. The Preliminary Statements set forth above are hereby incorporated by reference as a material part of this Second Amendment and shall not be deemed mere recitals.

2.	Term Extended. The parties hereto confirm that the Commencement Date of the Lease is August 1, 2005. The parties agree to extend the Term of the Lease as set forth in Section 1 of the Lease for an additional 3-year period commencing August 1, 2015 and ending July 31, 2018 (“Extended Period”). All references in the Lease to the “Term” shall be deemed to include the Extended Period.

3.	Base Rent Adjusted. The base rent for the Premises as set forth in Section 2 of the Lease for the Extended Period will be reduced from $282,000 per lease year, payable in equal monthly installments of $23,500 payable on the first day of each month to $187,200 per lease year, payable in equal monthly installments of $15,600 per month payable on the first day of each month of the Extended Period. The base rent as provided in Section 2 of the Lease shall remain unchanged from the date hereof until the start of the Extended Period.

4.	Additional Rent. Lessee shall continue to pay the remaining additional rent as provided in Section 3 of the Lease until the start of the Extended Period. Lessee shall have no obligation for any additional rent as provided in Section 3 of the Lease for the Extended Period. This change shall have no effect on the Lessee’s other obligations under the Lease, including, without limitation, those obligations set forth in Sections 6, 7, 8 and 17 of the Lease.

5.	Security Deposit. The first sentence of Section 5 of the Lease is replaced in its entirety with the following: “Lessee shall maintain a Security Deposit at all times during the Term hereof with Lessor equal to $23,500 (“Security Deposit”).”

6.	Special Conditions. Section 43 of the Lease is replaced in its entirety with the following: “Lessor has good and marketable title to the Premises.”

7.	Remainder of Lease; Binding Effect. Except as specifically modified by this Second Amendment, the provisions of the Lease, as amended by the First Amendment, shall remain in full force and effect, unchanged or modified by this Second Amendment. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

8.	Counterparts. This Second Amendment may be executed in any number of counter parts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original document, but all of which counterparts shall together constitute one and the same instrument. This Second Amendment shall not be effective unless and until executed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the day and year first written above, the corporate party or parties by its or their proper officers thereto duly authorized.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Signature page follows.

“BP&D”

Bartmanns, Perales & Dolter, LLC

By:	/s/ Robert Bartmann
Robert Bartmann, Manager

“RUBICON”

Rubicon Technology, Inc.

By:	/s/ Mardel A. Graffy
Name:	Mardel A. Graffy
Title:	Its Vice President and CFO